UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2021

Montauk Renewables, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39919	85-3189583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Andersen Drive, 5th Floor Pittsburgh, PA 15220
(Address of principal executive offices) (Zip Code)

(412) 747-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On December 21, 2021, Montauk Energy Holdings, LLC (“MEH”), a subsidiary of Montauk Renewables, Inc. (“Montauk”), entered into the Fourth Amendment to the Second Amended and Restated Revolving Credit and Term Loan Agreement (the “Amended Credit Agreement”), by and among MEH, the financial institutions signatory thereto (collectively, the “Lenders”) and Comerica Bank, as administrative agent for the Lenders (the “Agent”), amending Montauk’s existing Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 12, 2018. The Amended Credit Agreement provides, among other things, for (i) commitments of $120,000,000 under the revolving line of credit (increased from $80,000,000), (ii) commitments of $80,000,000 under the senior secured term loan (increased from the current outstanding balance of approximately $22,500,000), (iii) an increase in the maximum Total Leverage Ratio (as defined in the Amended Credit Agreement) to 3.50 to 1.00 stepping down to 3.25 to 1.00 on June 30, 2023 and 3.00 to 1.00 on June 30, 2024, (iv) amendments to substitute the Bloomberg Short-Term Bank Yield Index Rate for the LIBOR rate, (v) amendments to certain provisions related to ERISA, tax provisions, benchmark transition provisions, erroneous payment provisions, bail-in provisions and various other administrative provisions and (vi) an extended maturity date of December 21, 2026.

Amended and Restated Promissory Note

On December 22, 2021, Montauk entered into the Second Amended and Restated Loan Agreement and Secured Promissory Note (the “MNK Amendment”), by and between Montauk and Montauk Holdings Limited (“MNK”), amending the Loan Agreement and Secured Promissory Note (the “MNK Loan Agreement”), entered into by and among Montauk and MNK, dated January 26, 2021, and amended February 22, 2021. The MNK Amendment increases the principal amount of the loan from its current balance of $7,140,000 to a total of $8,940,000, in the aggregate, in accordance with Montauk’s obligations set forth in the Transaction Implementation Agreement entered into by and among Montauk, MNK and the other party thereto, dated November 6, 2020, and amended on January 14, 2021, in connection with Montauk’s initial public offering. The terms of the MNK Amendment are otherwise substantially similar to the MNK Loan Agreement.

The foregoing summaries of the Amended Credit Agreement and the MNK Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Fourth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 21, 2021, by and among Montauk Energy Holdings, LLC, the financial institutions from time to time signatory thereto and Comerica Bank, as Administrative Agent

10.2	Second Amended and Restated Loan Agreement and Secured Promissory Note, dated as of December 22, 2021, by and between Montauk Renewables, Inc. and Montauk Holdings Limited

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits marked with a (*) exclude certain immaterial schedules and exhibits pursuant to the provisions of Regulation S-K, Item 601(a)(5). A copy of any of the omitted schedules and exhibits will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAUK RENEWABLES, INC.

Date: December 23, 2021	By:	/s/ John Ciroli
	Name:	John Ciroli
	Title:	Vice President, General Counsel and Corporate Secretary